UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 31, 2005

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	333-84934	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 30, 2004, World Health Alternatives, Inc. (the “Company”) executed a stock purchase agreement, subsequently amended on May 19, 2004, May 28, 2004, and June 22, 2004, thereby completing the Company’s acquisition of all of the stock of Pulse Healthcare Staffing, Inc., a California corporation (“Pulse”). In October 2004, Eric Allison (“Allison”), the Principal Shareholder of Pulse Healthcare Staffing, Inc., filed suit against the Company and others in connection with the acquisition, alleging, in part, that the Company had not paid all amounts due in connection with the acquisition.

On January 31, 2005, the parties reached an amicable resolution of the dispute. The terms of the resolution include, in part, (a) monthly payments to Allison totaling an aggregate of $3,500,000, which payments are subject to certain contingent deductions and will be made as follows: $500,000 was paid on January 31, 2005; $750,000 by February 25, 2005; $500,000 by March 25, 2005; $500,000 by April 25, 2005; $500,000 by May 25, 2005; $500,000 by June 25, 2005; and $250,000 by August 25, 2005; (b) the payment to Allison of 1,850,000 shares of the Company’s restricted common stock; and (c) the payment to a former employee of Pulse of 250,000 shares of the Company’s restricted common stock. The suit has been dismissed and the Company admitted no liability in connection with the dispute.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By	/s/ Richard E. McDonald
Richard E. McDonald
President, Principal Financial Officer Principal Accounting Officer Chairman of the Board of Directors

Date: February 15, 2005

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